UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015 (May 15, 2015)
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The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
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Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into Material Definitive Agreement.

On May 15, 2015, The Scotts Company LLC (the “Company”), a wholly-owned subsidiary of The Scotts Miracle-Gro Company (“Scotts Miracle-Gro”), and Monsanto Company (“Monsanto”) entered into the following agreements:

(1)	Amendment to Amended and Restated Exclusive Agency and Marketing Agreement (the “Agency Agreement Amendment”);

(2)	Lawn and Garden Brand Extension Agreement (the “Brand Extension Agreement”); and

(3)	Commercialization and Technology Agreement (the “Joint Technology Agreement”).

Pursuant to the entry into the above agreements, the Brand Extension Agreement provides for an initial lump sum payment of $300 million to Monsanto.

A copy of the press release issued by Scotts Miracle-Gro on May 20, 2015 announcing the Company’s entry into these agreements is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Agency Agreement Amendment

The Company and Monsanto are parties to that certain Amended and Restated Exclusive Agency and Marketing Agreement effective as of September 30, 1998, and amended and restated as of November 11, 1998 (such agreement, as it has been further amended from time to time, the “Original Agency Agreement” and, as the Original Agency Agreement has been amended by the Agency Agreement Amendment, the “Agency Agreement”), pursuant to which the Company has served since the 1999 fiscal year as Monsanto’s exclusive agent for the marketing and distribution of consumer ROUNDUP® herbicide products (with additional rights to new products containing glyphosate or other similar non-selective herbicides) in the consumer lawn and garden market in a number of countries. Capitalized terms used in this discussion of the Agency Agreement Amendment that are not defined in this Current Report on Form 8-K will have the meaning given to those terms in the Agency Agreement.

Among other things, the Agency Agreement Amendment amends the Original Agency Agreement in the following significant respects:

Included Markets. The Agency Agreement Amendment expands the markets in which the Company may serve as Monsanto’s exclusive agent in the lawn and garden market to include all countries other than Japan and countries subject to a comprehensive U.S. trade embargo or certain other embargoes and trade restrictions. The countries in which the Company currently serves as exclusive agent include the United States, Australia, Austria, Belgium, Canada, France, Germany, the Netherlands and the United Kingdom and the additional countries in which the Company is anticipated to serve as exclusive agent in the near future include Hungary, New Zealand, Portugal, Russia, the Republic of South Africa, Spain, Switzerland and Ukraine. The Agency Agreement Amendment also includes a mechanism to add other countries that are not yet activated markets for consumer ROUNDUP® herbicide products (including China and the Latin American countries) to the Roundup P&L, while balancing Monsanto’s rights with respect to its Ag Market.

EU Term. The Agency Agreement Amendment eliminates the initial and renewal terms that the Original Agency Agreement applied to EU Countries within the Included Markets. The term of the Agency Agreement will now continue for all Included Markets, including EU Countries within the Included Markets, unless and until otherwise terminated in accordance with its terms.

Roundup Sale. The Agency Agreement Amendment revises the procedures of the Original Agency Agreement relating to a potential Roundup Sale to (1) require Monsanto to negotiate exclusively with the Company with respect to any potential Roundup Sale for 60 days after the Company receives notice from Monsanto regarding a potential Roundup Sale and (2) provide the Company with a right of first offer and a right of last look in connection with a potential Roundup Sale to a third party. In addition, if the Company makes a bid in connection with a Roundup Sale, the then-applicable Termination Fee would serve as a credit against the purchase price and Monsanto’s board of directors would not be permitted to discount the value of the Company’s bid compared to a competing bid as a result of the Termination Fee discount.

Scotts Miracle-Gro Sale. The Agency Agreement Amendment requires Scotts Miracle-Gro to provide notice to Monsanto of (1) certain Scotts Miracle-Gro Sale proposals involving large competitors of Monsanto in the agricultural herbicide market and (2) a private or public sale process involving the solicitation of two or more indications of interest in connection with a contemplated Scotts Miracle-Gro Sale. In the event of such a Scotts Miracle-Gro Sale, in addition to notice, Scotts Miracle-Gro has agreed to conduct non-exclusive negotiations with Monsanto during a five to 10 business day period.

Termination Fees. The Agency Agreement Amendment greatly increases the minimum Termination Fee payable under the Agency Agreement. Effective with the current Program Year, the Termination Fee, which as noted above would also serve as a credit in connection with a Roundup Sale, is equal to the greater of (i) $200 million or (ii) four times (A) the average of the Program EBIT for the three trailing Program Years prior to the year of termination, minus (B) the 2015 Program EBIT. Based on this formula, the current Termination Fee would be approximately $200 million.

Termination Rights. The Agency Agreement Amendment significantly reduces Monsanto’s termination rights under the Original Agency Agreement and provides greater rights to the Company in the event of a termination, as follows:

•
delays the effectiveness of a notice of termination given by Monsanto as a result of a change of control with respect to Monsanto or a Roundup Sale to a third party from the end of the later of 12 months or the next Program Year to the end of the fifth full Program Year after Monsanto gives such notice;

•	eliminates Monsanto’s termination rights for a Regional Performance Default, a Change of Significant Ownership of the Agent or an uncured or incurable Egregious Injury; and

•
eliminates Monsanto’s termination rights in connection with a change in control of the Company or Scotts Miracle-Gro as long as the Company has determined, in its reasonable commercial opinion, that the acquiror can and will fully perform the duties and obligations of the Company under the Agency Agreement.

The Agency Agreement Amendment also expands the Company’s termination rights under the Agency Agreement to include termination for a Brand Decline Event, which addresses catastrophic declines in the Roundup Sell-Through Business as a result of external pressure on the market for Roundup Products or anti-Monsanto or anti-glyphosate sentiment, occurring before Program Year 2023. If a Brand Decline Event is determined to have occurred, the Company will have the choice of either (1) terminating the Agency Agreement Amendment, effective at the end of the third full Program Year following the Program Year in which the Company delivers notice of termination, or (2) not terminating the Agency Agreement and instead being entitled to Additional Commission Amounts ranging from a minimum of $30 million in the aggregate over five Program Years to $70 million in the aggregate over seven Program Years, depending on the timing of the Brand Decline Event, as set forth in the Agency Agreement Amendment.

Assignment. The Agency Agreement Amendment greatly expands the Company’s assignment rights to allow the Company to transfer, and therefore monetize, its rights, interests and obligations under the Agency Agreement with respect to the North America Territories and with respect to up to three other assignees of one or more Other Included Markets, subject to the limitations set forth in the Agency Agreement Amendment.

Commission. The Agency Agreement Amendment (1) eliminates the Commission Threshold for Program Years 2016, 2017 and 2018, (2) sets the Commission Threshold for Program Year 2019 and thereafter at $40 million and (3) establishes the Commission payable by Monsanto to the Company for each such Program Year as an amount equal to 50% of the Program EBIT for such Program Year.

The foregoing description of the Agency Agreement Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Agency Agreement Amendment, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Brand Extension Agreement

The Brand Extension Agreement provides the Company a worldwide, exclusive license to use the ROUNDUP® brand on additional products offered by the Company within a residential lawn and garden field.

Exclusive License. The application of the ROUNDUP® brand is subject to a product review and approval process developed between the parties.

Benefits. The Brand Extension Agreement allows the Company to take advantage of the ROUNDUP® brand name.  At this time, the type and nature of contemplated products is not known.

Customary Terms. The Brand Extension Agreement includes customary representations, warranties, covenants and indemnities regularly associated with transactions of this nature.

Oversight. Monsanto will maintain oversight of its brand, the handling of brand registrations covering these new products and new territories, as well as primary responsibility for brand enforcement in ongoing and close cooperation with the Company.

Retention of Rights by Monsanto. Monsanto continues to hold rights in the ROUNDUP® brand outside of this residential lawn and garden field.

Consideration. The Brand Extension Agreement provides for an initial lump sum payment of $300 million to Monsanto. The lump sum payment in connection with the Brand Extension Agreement is the only consideration being paid to Monsanto in connection with the Agency Agreement Amendment, the Brand Extension Agreement and the Joint Technology Agreement.

Term. The Brand Extension Agreement has an initial term of 20 years, which will automatically renew for additional successive 20 year terms, at the Company’s sole option, for no additional monetary consideration.

The foregoing description of the Brand Extension Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Brand Extension Agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Joint Technology Agreement

The Joint Technology Agreement provides for a cooperative effort between the Company and Monsanto to further develop and commercialize new products and promising new technology developed at Monsanto, intended for introduction into the residential lawn and garden field.  The Joint Technology Agreement allows the companies to take advantage of the product pipeline within Monsanto, and combine it with the commercialization skills of the Company.

“First Look” Right. Under the terms of the Joint Technology Agreement, the Company would receive an exclusive first look at new Monsanto technology, and developed Monsanto products which are deemed ready for commercialization in the residential lawn and garden field, through a review and proposal process developed by the parties.

Annual Technology Showcase. The Joint Technology Agreement further provides for an annual technology showcase meeting in which representatives from both companies meet to review and consider developing products and technologies for commercial exploitation.

Cooperation and Commercialization Process. The exact nature of the cooperation between the parties in the commercialization or development of a specific residential lawn and garden product/service will be established on a case by case basis through the Joint Technology Agreement’s proposal process.

Term. The Joint Technology Agreement has a term of 30 years, provided that the Joint Technology Agreement will terminate immediately, without further notice or action by the Company or Monsanto, upon the termination of the Agency Agreement or the Brand Extension Agreement.

The foregoing description of the Joint Technology Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Joint Technology Agreement, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 2.01.     Completion of Acquisition or Disposition of Assets.

The information disclosed under Item 1.01 is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired:
         Not applicable.
(b)    Pro forma financial information:
         Not applicable.
(c)    Shell company transactions:
         Not applicable.
(d)    Exhibits:

Exhibit No.	Exhibit Description
10.1
Amended and Restated Exclusive Agency and Marketing Agreement, effective as of September 30, 1998, and amended and restated as of November 11, 1998, by and between the Company and Monsanto. Incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2005 filed December 15, 2005 [Exhibit 10.x].

10.2	Amendment to Amended and Restated Exclusive Agency and Marketing Agreement, dated as of May 15, 2015, by and between the Company and Monsanto.
10.3	Lawn and Garden Brand Extension Agreement, dated as of May 15, 2015, by and between the Company and Monsanto.
10.4	Commercialization and Technology Agreement, dated as of May 15, 2015, by and between the Company and Monsanto.
99.1	News Release issued by Scotts Miracle-Gro on May 20, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: May 20, 2015	By: /s/ IVAN C. SMITH
Printed Name: Ivan C. Smith
Title: Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated May 20, 2015
The Scotts Miracle-Gro Company

EXHIBIT NO.	EXHIBIT DESCRIPTION	LOCATION

10.1	Amended and Restated Exclusive Agency and Marketing Agreement, effective as of September 30, 1998, and amended and restated as of November 11, 1998, by and between the Company and Monsanto.	Incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2005 filed December 15, 2005 [Exhibit 10.x]

10.2	Amendment to Amended and Restated Exclusive Agency and Marketing Agreement, dated as of May 15, 2015, by and between the Company and Monsanto.	*

10.3	Lawn and Garden Brand Extension Agreement, dated as of May 15, 2015, by and between the Company and Monsanto.	*

10.4	Commercialization and Technology Agreement, dated as of May 15, 2015, by and between the Company and Monsanto.	*

99.1	News Release issued by Scotts Miracle-Gro on May 20, 2015.	*

* Filed herewith.